SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               September 10, 1998


                                  IDACORP, Inc.
             (Exact name of registrant as specified in its charter)


     Idaho                            N/A                          Pending
(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


              1221 W. Idaho Street, P.O. Box 70, Boise, Idaho 83707
               (Address of principal executive offices) (Zip code)


        Registrant's telephone number, including area code (208) 388-2200


Item 5.  Other Events.

     On September 10, 1998, the Board of Directors of IDACORP, Inc., an Idaho corporation (the "Company"), authorized the issuance of one preferred share purchase right (each a "Right" and collectively, the "Rights") on each outstanding share of common stock of the Company, without par value (the "Common Shares"). The issuance is effective at the close of business on October 1, 1998 (the "Record Date"), to the shareholders of record at that time. Each Right entitles the registered holder, from the Distribution Date (as hereinafter defined) until the earlier of September 10, 2008 and the redemption or exchange of the Rights, to purchase from the Company one one-hundredth of a share of A Series Preferred Stock, without par value (the "Preferred Shares"), of the Company, at an exercise price of $95, subject to certain adjustments and subject to any required regulatory approval. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of September 10, 1998 between the Company and The Bank of New York (the "Rights Agent"), the Rights Agent appointed by the Company.

     The Rights will be represented by the certificates for Common Shares and will not be exercisable or transferable apart from the Common Shares until the earlier to occur of (i) the close of business on the tenth business day after the date a Person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Voting Shares (as such term is defined in the Rights Agreement) or (ii) the close of business on the tenth business day following the commencement of, or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a Person or group of 20% or more of such outstanding Voting Shares (such date being called the "Distribution Date").

     In the event that (a) the Company consolidates or merges with another Person (as such term is defined in the Rights Agreement), (b) any Person consolidates with or merges with or into the Company where the Company is the surviving corporation and all or part of the Common Shares are changed or exchanged, (c) 50% or more of the Company's consolidated assets or earning power are sold, or (d) an Acquiring Person engages in certain "self-dealing" transactions with the Company specified in the Rights Agreement, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of common shares of the Acquiring Person having an aggregate market value of two times such exercise price.

     In the event that any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right, subject to any required regulatory approval, to receive upon the exercise thereof at the then current exercise price of the Right that number of Common Shares or, at the option of the Company, one one-hundredths of a Preferred Share having an aggregate market value of two times such exercise price. In the event that regulatory approval for the issuance of Common Shares or Preferred Shares is not forthcoming, or if there are insufficient authorized but unissued Common Shares or Preferred Shares to permit the exercise in full of the Rights, the Company may at its option, with respect to some or all of the Rights, substitute therefor, subject to the receipt of any required regulatory approval, cash, securities of the Company and/or its subsidiaries, other assets or a combination thereof.

     The Rights will first become exercisable on the Distribution Date (unless sooner redeemed) and could then begin trading separately from the Common Shares. The Rights will expire on September 10, 2008 (the "Final Expiration Date"), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

     At any time a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may, subject to the receipt of any necessary regulatory approval, exchange all but not less than all the Rights (other than Rights owned by such Acquiring Person which will have become void) at an exchange ratio per Right of (a) one Common Share, appropriately adjusted, or (b) cash, securities of the Company and/or its subsidiaries, other assets or any combination of the foregoing having a value equal to the market value of a Common Share at the time the Acquiring Person became such.

     At any time prior to the close of business on the tenth business day after a person has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price").

     Immediately upon the action of the Board of Directors of the Company electing to redeem or exchange the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price or the securities or assets to be received upon the exchange.

     The terms of the Rights may be amended in any respect without the consent of the holders of the Rights prior to the date an Acquiring Person becomes such. Thereafter the Rights Plan may be amended in any manner not adverse to the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The exercise price payable, and the number of Preferred Shares or other securities or property issuable, upon the exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a preferential quarterly dividend payment equal to the greater of $1 per share or an aggregate dividend of 100 times the dividends declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of $100 per share or 100 times the liquidation payment made per Common Share. These rights are protected by customary antidilution provisions.

     With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments require an adjustment of at least l% of such exercise price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares.

     One Right will be distributed to shareholders of the Company for each Common Share owned of record by them at the close of business on October 1, 1998. Until the earliest of the Distribution Date, the Final Expiration Date or the redemption of the Rights, the Company will issue one Right with each Common Share that shall become outstanding so that all Common Shares will have attached Rights. The Company has initially authorized and reserved 1,200,000 Preferred Shares for issuance upon exercise of the Rights. As of June 30, 1998, there were 37,612,351 Common Shares issued and outstanding. 3,161,321 Common Shares were reserved for issuance for certain stock plans.

     The present distribution of the Rights is not taxable to the Company or its shareholders. The Rights are not dilutive and will not affect reported earnings per share. The Company will receive no proceeds from the issuance of the Rights.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Common Shares, since until ten business days after such time the Rights may be redeemed by the Company at $0.01 per Right.

     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights is attached hereto as an exhibit. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.


Item 7.  Exhibits.

         4 Rights Agreement, dated as of September 10, 1998, between IDACORP, Inc. and The Bank of New York, as Rights Agent.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         IDACORP, Inc.


                                         By: /s/ Robert W. Stahman
                                             -------------------------
                                             Name: Robert W. Stahman
                                             Title: Vice President,
                                                    General Counsel and
                                                    Corporate Secretary


Dated:  September 15, 1998


                                  Exhibit Index

Exhibit                                                              Page

4            Rights Agreement, dated as of September 10,               8
             1998, between IDACORP, Inc. and The Bank of
             New York, as Rights Agent.